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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PACCAR FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Washington (State of Incorporation)	91-6029712 (I.R.S. Employer Identification No.)
777 - 106th Avenue N.E., Bellevue, Washington (Address of Principal Executive Offices)	98004 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.38% Medium-Term Note, Series J due July 15, 2003	New York Stock Exchange

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /x/

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. / /

    Securities Act registration statement file number to which this form relates: 333-31502

    Securites to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of Registrant's Securities to be Registered.

    The material set forth in the sections captioned "Description of Notes" and "Description of Securities" in the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-31502) filed with the Securities and Exchange Commission on March 22, 2000 is incorporated herein by reference.

ITEM 2.  Exhibits.

    Pursuant to the Instruction as to Exhibits in Form 8-A, no exhibits are filed with the Securities and Exchange Commission herewith. The following exhibits are filed with the New York Stock Exchange pursuant to such instruction:

1.
Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

2.
Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000.

3.
Restated Articles of Incorporation of the Company, as amended.

4.
By-Laws of the Company, as amended.

5.
Indenture for Senior Debt Securities dated as of December 1, 1983 between the Company and Citibank, N.A., Trustee.

6.
First Supplemental Indenture for Senior Debt Securities dated as of June 19, 1989 between the Company and Citibank, N.A. as Trustee.

7.
Forms of Medium-Term Note, Series J.

SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PACCAR FINANCIAL CORP.
By:	/s/ PATRICIA A. DONOHOE Patricia A. Donohoe Treasurer

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE